Exhibit 99.1

Parker Drilling Files Revised Preliminary Proxy Statement Proposing Range of Stock Split Ratios to Reduce Number of Stockholders of Record Below 300
HOUSTON, October 21, 2019 /PRNewswire/ -- Parker Drilling Company (NYSE: PKD) (“Parker” or the “Company”) announced today that it has filed a revised preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a proposal by its Board of Directors (the “Board”) to amend the Company’s amended and restated certificate of incorporation to effect a reverse stock split, to be followed immediately by a forward stock split, at a ratio of (i) not less than 1-for-5 and not greater than 1-for-100, in the case of the reverse stock split, and (ii) not less than 5-for-1 and not greater than 100-for-1, in the case of the forward stock split, which collectively are the “stock splits.” The proposed stock splits continue to be for the purpose of deregistering the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with delisting the Company’s shares from trading on the New York Stock Exchange, as previously announced on September 10, 2019.
As of October 18, 2019, the Company's (i) executive officers and directors and (ii) 10% stockholderss, which consist of Värde Partners and Brigade Capital Management, LP, have indicated that they intend to vote all their shares (17,231 and 9,317,302 shares, respectively) in favor of the stock splits. The combined holdings of our (i) directors and executive officers and (ii) 10% stockholders comprise approximately 0.1% and 61.9% of the Company's outstanding shares, respectively. If approved by our stockholders, the exact stock split ratios will be set within the ranges described above at the discretion of the Board (and, in all cases, with the forward stock split ratio being the inverse of the reverse Stock split ratio), without further approval or authorization of our stockholders. In addition, our Board, in its sole discretion, may effectuate the stock splits immediately following the public announcement of the stock split ratios chosen by the Board or elect to abandon the proposed stock splits and the overall transaction (whether or not authorized by the stockholders), at any time. The cash payment to stockholders to be paid in lieu of fractional shares remains unchanged so that a stockholder owning immediately prior to the effective time fewer than a minimum number of shares, which, depending on the stock split ratios chosen by the Board, would be between 5 and 100, would be paid $30.00, without interest, for each share of common stock held by such holder immediately prior to effective time. Cashed out stockholders would no longer be stockholders of the Company. At this time, the Company believes that any reverse stock split ratio within the proposed range would reduce the number of record holders below 300, which is the level at or above which the Company is required to remain an SEC registrant.
After announcing on September 10, 2019 the stock splits at a proposed reverse stock split ratio of 1-for-100 to be followed by a forward stock split ratio of 100-for-1 and the proposed transaction to deregister and delist its common stock, the Board and its advisors observed a substantial increase in trading of the Company’s common stock. While this increased trading activity had only a nominal effect on the number of holders of record, it led to a significant increase in the number of shares that would be cashed out in lieu of receiving fractional shares at the previously proposed reverse stock split ratio, which would make the stock splits and the proposed transaction significantly more expensive for the Company.
The Board reserves the right to change the terms of or abandon the proposed stock splits or the overall proposed transaction at any time if it believes the stock splits or the overall proposed transaction are no longer in the best interests of our stockholders, whether prior to or following the special meeting of stockholders, including as a result of a change in the number of shares (whether or not held in “street name”) that will be exchanged for cash that would increase in any material respect the cost and expense of the stock splits compared to previous estimates.

About Parker Drilling
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Additional Information and Where to Find It
THIS PRESS RELEASE IS ONLY A BRIEF DESCRIPTION OF THE PROPOSED TRANSACTION. IT IS NOT A REQUEST FOR OR SOLICITATION OF A PROXY OR AN OFFER TO ACQUIRE OR SELL ANY SHARES OF COMMON STOCK. THE COMPANY HAS FILED A REVISED PRELIMINARY PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING A SCHEDULE 13E-3, WITH THE SEC CONCERNING THE PROPOSED STOCK SPLITS, AND INTENDS TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER REQUIRED MATERIALS, INCLUDING ANY AMENDMENTS THERETO. A COPY OF ALL FINAL PROXY MATERIALS WILL BE MADE AVAILABLE TO STOCKHOLDERS PRIOR TO A SPECIAL MEETING OF STOCKHOLDERS AT WHICH THE COMPANY’S STOCKHOLDERS WILL BE ASKED TO VOTE ON THE PROPOSALS DESCRIBED IN THE MATERIALS PROVIDED BY THE COMPANY. THE COMPANY URGES ALL STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THOSE DOCUMENTS WILL INCLUDE IMPORTANT INFORMATION. A FREE COPY OF ALL MATERIALS THE COMPANY FILES WITH THE SEC, INCLUDING THE COMPANY’S SCHEDULE 13E-3 AND PROXY STATEMENT, WILL BE AVAILABLE AT NO COST ON THE SEC’S WEBSITE AT WWW.SEC.GOV. WHEN THOSE DOCUMENTS BECOME AVAILABLE, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY MAY ALSO BE OBTAINED WITHOUT CHARGE BY DIRECTING A REQUEST TO PARKER DRILLING COMPANY, 5 GREENWAY PLAZA, SUITE 100, HOUSTON, TEXAS 77046, ATTENTION: CORPORATE SECRETARY.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning such participants is set forth in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2019, as amended by the Form 10-K/A filed on April 29, 2019. To the extent that such participants’ holdings of the Company’s securities have changed since the amounts printed in the Company’s Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement to be filed by the Company with the SEC in connection with the proposed transaction.
Forward-Looking Statements
This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the perceived benefits and costs of the proposed transaction, the number of shares of the Company’s common stock that are expected to be cashed out in the proposed transaction and the timing and stockholder approval of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and the Finance and Strategic Planning Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
Contact:
Nick Henley
Director, Investor Relations
(+1) (281) 406-2082
nick.henley@parkerdrilling.com